UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
December 28, 2020
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation or Organization)	(IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01    Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 9.01    Financial Statements and Exhibits.

        SIGNATURES

INDEX TO EXHIBITS

Item 1.01    Entry into a Material Definitive Agreement

The information required by this item is included in Item 2.03.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 28, 2020, certain wholly owned subsidiaries of the Sharps Compliance Corp. (the “Company”) executed an amendment (the “Credit Agreement Amendment”) to its Credit Agreement with its existing commercial bank entered into on March 29, 2017 and amended on June 29, 2018. The Credit Agreement Amendment expands the facility available to the Company and also extends the maturity date of the Credit Agreement from March 29, 2021 to December 28, 2023. The Credit Agreement Amendment provides for a $14 million committed credit facility that can be increased to $18 million upon the Company’s request. The proceeds of the credit facility may be utilized as follows: (i) $6 million for working capital, letters of credit (up to $2 million) and general corporate purposes, (ii) $8 million for acquisitions and (iii) an additional $4 million for working capital, upon the Company’s request.

As of December 31, 2020, the Company has the following bank debt outstanding (in millions):

Credit Agreement:
Working Capital	$—
Acquisition Term Loan	0.7
Acquisition Line	—
Loan Agreement:
Real Estate	2.0
Equipment	1.0
Total Bank Debt	$3.7

The Credit and Loan Agreements contain affirmative and negative covenants that, among other things, require the Company to maintain a maximum cash flow leverage ratio and a minimum debt service coverage ratio as described therein consistent with the existing Credit and Loan Agreements. The Credit and Loan Agreements also contain customary events of the Company's default which, if incurred, may terminate the Credit and Loan Agreements and require, among other things, immediate repayment of all indebtedness to the lenders.

The description of the Credit Agreement Amendment contained herein is qualified in its entirely by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(a)        Financial Information
        Not applicable
(b)        Pro Forma Financial Information
        Not applicable
(c)        Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2020	SHARPS COMPLIANCE CORP.

By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1*	Second Modification Agreement

* Portions of the exhibit have been omitted by means of marking such portions with an asterisk because the identified portions are not material and would likely cause competitive harm if publicly disclosed.